Exhibit 99.1

ReShape Lifesciences Announces Third Quarter 2019 Financial Results

San Clemente, CA November 14, 2019 – ReShape Lifesciences Inc. (OTCQB: RSLS), a leading developer and distributor of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended September 30, 2019.

Recent Highlights and Accomplishments

•	Recognized revenue of $3.5 million in the third quarter of 2019
•	Fully completed the global distribution transition of the LAP-BAND® System internationally, establishing ReShape Lifesciences™ as the global distributor of LAP-BAND
•

Presented clinical data on the LAP-BAND and ReShape Vest™ at multiple conferences, including the International Federation for the Surgery of Obesity and Metabolic Disease conference (IFSO) in Madrid and the national obesity surgery congresses in Mexico and Australia/New Zealand

•

Appointed Thomas Stankovich as Chief Financial Officer,  Dov Gal as Vice President of Regulatory and Clinical, and Brendan O’Connell as Vice President of Finance, further strengthening the executive team and overall leadership

•	Raised an additonal $7.6 million in gross proceeds as part of the June 2019 private placement
•	Removed the lien on all assets associated with the acquisition of the LAP-BAND System and accessories

“Our strong third quarter progress demonstrates the increasing resurgence of LAP-BAND and our organizational commitment to the market, physicians and patients,” said Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “We are confident that through our demonstrated focus on this continuously evolving industry we can continue to deliver increased value as a leading obesity solution company.”

Third Quarter 2019 Financial Results

Revenue for the three months ended September 30, 2019, was $3.5 million compared to $4.4 million in revenues for the three months ended June 30, 2019.

Gross profit for the third quarter of 2019 was $2.1 million compared to $2.9 million for the three months ended June 30, 2019.

Selling, general and administrative expenses for the three months ended September 30, 2019 were $5.4 million compared to $6.8 million for the three months ended June 30, 2019.

Research and development expenses were $0.9 million for the third quarter of 2019 compared to $1.0 million for the three months ended June 30, 2019.

The Company recognized a contingent loss of $1.5 million relating to a patent infringement claim with Fulfillium who agreed to dismiss with prejudice the previously disclosed lawsuits filed on their behalf.

As of September 30, 2019, the Company had cash and cash equivalents totaling $7.7 million.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 1679507. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved LAP-BAND® Adjustable Gastric Banding System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates.  These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed May 16, 2019 and subsequent quarterly reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Tom Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

or

Debbie Kaster

Investor Relations

Gilmartin Group

415-937-5403

debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share amounts; unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$7,717	$5,548
Accounts and other receivables (net of allowance for bad debts of $558 at September 30, 2019 and $236 at December 31, 2018)	2,971	917
Finished goods inventory	1,189	985
Prepaid expenses and other current assets	1,796	1,269
Total current assets	13,679	8,719
Property and equipment, net	6	64
Operating lease right-of-use assets	828	—
Other intangible assets, net	29,090	36,927
Other assets	586	563
Total assets	$44,183	$46,273
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,851	$6,456
Accrued and other liabilities	5,597
Asset purchase consideration payable, current	1,980	1,907
Operating lease liabilities, current	285	—
Total current liabilities	11,707	8,363
Asset purchase consideration payable, noncurrent	4,579	4,403
Operating lease liabilities, noncurrent	552	—
Deferred income taxes	1,258	1,844
Common stock warrant liability	41,749
Total liabilities	59,845	14,610
Stockholders’ (deficit) equity:
Preferred stock, 5,000,000 shares authorized:
Series B convertible preferred stock, $0.01 par value; 3 and 159 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Series C convertible preferred stock, $0.01 par value; 95,388 shares issued and outstanding at September 30, 2019 and December 31, 2018	1	1
Common stock, $0.001 par value; 275,000,000 shares authorized at September 30, 2019 and December 31, 2018; 353,794 and 73,092 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	452,486	450,561
Accumulated deficit	(468,140)	(418,990)
Accumulated other comprehensive loss	(9)
Total stockholders’ (deficit) equity	(15,662)	31,662
Total liabilities and stockholders’ equity	$44,183	$46,273

REHAPE LIFESCIENCES INC.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$3,515	$8	$11,039	$157
Cost of revenue	1,413	23	3,849	86
Gross profit	2,102	(15)	7,190	71
Operating expenses:
Selling, general and administrative	5,362	4,288	17,575	14,951
Research and development	858	992	2,874	5,545
Impairment of intangible assets	—	—	6,588	14,005
Legal settlement	1,500	—	1,500	—
Total operating expenses	7,720	5,280	28,537	34,501
Operating loss	(5,618)	(5,295)	(21,347)	(34,430)
Other expense (income), net:
Interest expense, net	74	(1)	390	1
Loss on extinguishment of debt	—	—	71	—
Warrant expense	22,564	—	26,821	145
(Gain) loss on foreign currency transactions	(229)	—	(229)	—
Other, net	727	(7)	1,336	(9)
Loss from continuing operations before income taxes	(28,754)	(5,287)	(49,736)	(34,567)
Income tax benefit	—	531	586	3,122
Loss from continuing operations	(28,754)	(4,756)	(49,150)	(31,445)
Loss from discontinued operations, net of tax	—	(2,249)	—	(22,044)
Net loss	$(28,754)	$(7,005)	$(49,150)	$(53,489)
Less: Down round adjustments for convertible preferred stock and warrants	—	(132)	—	(3,974)
Net loss attributable to common shareholders	$(28,754)	$(7,137)	$(49,150)	$(57,463)
Net loss per share - basic and diluted:
Continuing operations	(106.44)	(2,256.69)	$(235.42)	$(43,036.45)
Discontinued operations	—	(1,038.32)	—	(26,784.93)
Net loss per share - basic and diluted	$(106.44)	$(3,295.01)	$(235.42)	$(69,821.38)
Shares used to compute basic and diluted net loss per share	270,136	2,166	208,777	823